Exhibit 99.(C)(14)

Preliminary Draft – Confidential Discussion Materials Regarding Project Thunder March 24, 2022

Preliminary Draft – Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Blueknight Energy Partners G.P., LLC, the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

As Shown on 03/15/2022 Preliminary Draft – Confidential Project Thunder Discussion Materials ($ in millions, except per unit amounts) Discounted Cash Flow Analysis – BKEP Financial Projections (Committee Sensitivity Case) â ¼ Assumptions: ï,„ Stage 2 Capex / EBITDA Risked at 65% and Stage 2+ Capex / EBITDA Risked at 50% ï,„ 7.5x Acquisition Multiple for Stage 2+ Projects ï,„ 9.5x EBITDA Exit Multiple Summary Results (February 2022 Board Meeting Sensitivity Case) For Years Ending December 31, EBITDA Perpetuity 2022E 2023E 2024E 2025E 2026E Multiple Growth Adjusted EBITDA $54 $59 $68 $74 $80 $84 $84 Less: Tax Depreciation and Amortization¹ (628) (59) (39) (27) (22) (9) EBIT ($573) ($0) $29 $47 $59 $75 Less: Taxes² - - (2) (3) (4) (28) EBIAT ($573) ($0) $28 $44 $54 $47 Plus: Tax Depreciation and Amortization 628 59 39 27 22 9 Less: Growth Capital Expenditures (53) (53) (32) (25) (25) Less: Maintenance Capital Expenditures (6) (7) (7) (8) (8) (9) Plus: Asset Sales / (Acquisitions) 1 0 - - Unlevered Free Cash Flow ($4) ($0) $28 $38 $42 $47 EBITDA Multiple / Perpetuity Growth Rate 9.5x 2.5% Implied Terminal Value $793 $726 PV of Terminal Value @ 9.0% Discount Rate $516 $472 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 75 Implied Enterprise Value $590 – $546 Less: Market Value Preferred Equity as of October 8, 2021³ (291) Less: Net Debt as of December 31, 2021 (97) Implied Equity Value $202 – $158 BKEP LP Units Outstandingâ´ 44 Implied BKEP Unit Value $4.63 – $3.62 Midpoint: $4.13 Note: Projections provided by BKEP management as of 3/5/22 1. 2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%) 2. Assumes unitholder effective tax rate of 29.6% (80% of 37% tax rate) through 2025E and 37.0% thereafter for Partnerships 3. Includes 1.6% general partner interest 4. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 1

Preliminary Draft – Confidential Project Thunder Discussion Materials ($ in millions, except per unit amounts) Discounted Cash Flow Analysis – BKEP Financial Projections (Committee Sensitivity Case) â ¼ Assumptions: ï,„ Stage 2 Capex / EBITDA Risked at 65% and Stage 2+ Capex / EBITDA Risked at 50% ï,„ 7.5x Acquisition Multiple for Stage 2+ Projects ï,„ 9.0x EBITDA Exit Multiple Summary Results (February 2022 Board Meeting Sensitivity Case) For Years Ending December 31, EBITDA Perpetuity 2022E 2023E 2024E 2025E 2026E Multiple Growth Adjusted EBITDA $54 $59 $68 $74 $80 $84 $84 Less: Tax Depreciation and Amortization¹ (614) (59) (39) (27) (22) (9) EBIT ($560) ($0) $29 $47 $59 $75 Less: Taxes² - - (2) (3) (4) (28) EBIAT ($560) ($0) $28 $44 $54 $47 Plus: Tax Depreciation and Amortization 614 59 39 27 22 9 Less: Growth Capital Expenditures (53) (53) (32) (25) (25) Less: Maintenance Capital Expenditures (6) (7) (7) (8) (8) (9) Plus: Asset Sales / (Acquisitions) 1 0 - - Unlevered Free Cash Flow ($4) ($0) $28 $38 $42 $47 EBITDA Multiple / Perpetuity Growth Rate 9.0x 2.5% Implied Terminal Value $752 $726 PV of Terminal Value @ 9.0% Discount Rate $489 $472 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 75 Implied Enterprise Value $563 – $546 Less: Market Value Preferred Equity as of October 8, 2021³ (291) Less: Net Debt as of December 31, 2021 (97) Implied Equity Value $175 – $158 BKEP LP Units Outstandingâ´ 44 Implied BKEP Unit Value $4.01 – $3.62 Midpoint: $3.81 Note: Projections provided by BKEP management as of 3/5/22 1. 2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%) 2. Assumes unitholder effective tax rate of 29.6% (80% of 37% tax rate) through 2025E and 37.0% thereafter for Partnerships 3. Includes 1.6% general partner interest 4. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 2

Preliminary Draft – Confidential Project Thunder Discussion Materials ($ in millions, except per unit amounts) Discounted Cash Flow Analysis – BKEP Financial Projections (Committee Sensitivity Case) â ¼ Assumptions: ï,„ Stage 2 Capex / EBITDA Risked at 65% and Stage 2+ Capex / EBITDA Risked at 50% ï,„ 8.0x Acquisition Multiple for Stage 2+ Projects ï,„ 9.5x EBITDA Exit Multiple Summary Results (February 2022 Board Meeting Sensitivity Case) For Years Ending December 31, EBITDA Perpetuity 2022E 2023E 2024E 2025E 2026E Multiple Growth Adjusted EBITDA $54 $59 $68 $74 $79 $82 $82 Less: Tax Depreciation and Amortization¹ (620) (59) (39) (27) (22) (9) EBIT ($566) ($0) $29 $47 $58 $74 Less: Taxes² - - (2) (3) (4) (27) EBIAT ($566) ($0) $27 $44 $54 $47 Plus: Tax Depreciation and Amortization 620 59 39 27 22 9 Less: Growth Capital Expenditures (53) (53) (32) (25) (25) Less: Maintenance Capital Expenditures (6) (7) (7) (8) (8) (9) Plus: Asset Sales / (Acquisitions) 1 0 - - Unlevered Free Cash Flow ($4) ($0) $27 $38 $41 $47 EBITDA Multiple / Perpetuity Growth Rate 9.5x 2.5% Implied Terminal Value $783 $715 PV of Terminal Value @ 9.0% Discount Rate $509 $465 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 73 Implied Enterprise Value $582 – $538 Less: Market Value Preferred Equity as of October 8, 2021³ (291) Less: Net Debt as of December 31, 2021 (97) Implied Equity Value $195 – $151 BKEP LP Units Outstandingâ´ 44 Implied BKEP Unit Value $4.45 – $3.44 Midpoint: $3.95 Note: Projections provided by BKEP management as of 3/5/22 1. 2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%) 2. Assumes unitholder effective tax rate of 29.6% (80% of 37% tax rate) through 2025E and 37.0% thereafter for Partnerships 3. Includes 1.6% general partner interest 4. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 3

Preliminary Draft – Confidential Project Thunder Discussion Materials ($ in millions, except per unit amounts) Discounted Cash Flow Analysis – BKEP Financial Projections (Committee Sensitivity Case) â ¼ Assumptions: ï,„ Stage 2 Capex / EBITDA Risked at 65% and Stage 2+ Capex / EBITDA Risked at 50% ï,„ 8.0x Acquisition Multiple for Stage 2+ Projects ï,„ 9.0x EBITDA Exit Multiple Summary Results (February 2022 Board Meeting Sensitivity Case) For Years Ending December 31, EBITDA Perpetuity 2022E 2023E 2024E 2025E 2026E Multiple Growth Adjusted EBITDA $54 $59 $68 $74 $79 $82 $82 Less: Tax Depreciation and Amortization¹ (606) (59) (39) (27) (22) (9) EBIT ($552) ($0) $29 $47 $58 $74 Less: Taxes² - - (2) (3) (4) (27) EBIAT ($552) ($0) $27 $44 $54 $47 Plus: Tax Depreciation and Amortization 606 59 39 27 22 9 Less: Growth Capital Expenditures (53) (53) (32) (25) (25) Less: Maintenance Capital Expenditures (6) (7) (7) (8) (8) (9) Plus: Asset Sales / (Acquisitions) 1 0 - - Unlevered Free Cash Flow ($4) ($0) $27 $38 $41 $47 EBITDA Multiple / Perpetuity Growth Rate 9.0x 2.5% Implied Terminal Value $742 $715 PV of Terminal Value @ 9.0% Discount Rate $482 $465 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 73 Implied Enterprise Value $556 – $538 Less: Market Value Preferred Equity as of October 8, 2021³ (291) Less: Net Debt as of December 31, 2021 (97) Implied Equity Value $168 – $151 BKEP LP Units Outstandingâ´ 44 Implied BKEP Unit Value $3.84 – $3.44 Midpoint: $3.64 Note: Projections provided by BKEP management as of 3/5/22 1. 2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%) 2. Assumes unitholder effective tax rate of 29.6% (80% of 37% tax rate) through 2025E and 37.0% thereafter for Partnerships 3. Includes 1.6% general partner interest 4. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 4

Preliminary Draft – Confidential Project Thunder Discussion Materials Peer Group Trading Metrics ($ in millions, except per unit amounts) Price % of 52-Week Equity Enterprise EV / EBITDA Current Net Debt / Partnership 3/23/22 High Value Value 2022E 2023E Dist. Yield 2022E EBITDA Delek Logistics Partners, LP $41.54 80.6% $1,806 $2,700 8.7x 7.6x 9.4% 2.9x Genesis Energy, L.P. 12.18 90.4% 1,497 5,801 10.3 8.5 4.9% 5.3 Global Partners LP 27.84 99.1% 953 2,370 9.3 9.0 8.4% 5.0 Holly Energy Partners, L.P. 16.64 70.2% 1,758 3,228 9.0 7.6 8.4% 3.7 Martin Midstream Partners L.P. 4.44 99.4% 173 672 6.4 6.4 0.5% 4.8 NuStar Energy L.P. 15.12 72.9% 1,705 6,255 8.7 8.5 10.6% 4.4 PBF Logistics LP 13.71 82.1% 858 1,447 6.6 6.5 8.8% 2.7 Sprague Resources LP 16.60 56.4% 435 1,310 NA NA 10.5% NA Sunoco LP 40.87 87.1% 4,091 7,511 9.3 8.9 8.1% 4.3 USD Partners LP 5.60 67.7% 157 320 5.6 5.0 8.6% 2.9 Mean 8.2x 7.6x 7.8% 4.0x Median 8.7 7.6 8.5% 4.3 Blueknight Energy Partners, L.P. Share Equity Net Debt + Enterprise EV EBITDA Overview Price Value Preferred Value 2022E 2023E $3.34 $142 $394 $536 9.9x 9.1x 3.50 149 394 543 10.0 9.2 3.75 160 394 553 10.2 9.4 Assumes $54 and $59 4.00 170 394 564 10.4 9.6 million for 2022E 4.25 181 394 575 10.6 9.8 EBITDA and 2023E 4.50 191 394 585 10.8 9.9 EBITDA, respectively 4.65 198 394 592 10.9 10.1 Source: Public filings and FactSet Note: Preferred equity of BKEP uses market pricing 5